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                                                               Exhibit 23.11


                   CONSENT TO BE NAMED AS A KEY PRACTICE LEADER

              I hereby consent to be named as a person who will become a key practice leader of Clarant, Inc. (the "Company") in the registration statement on Form S-1 to be filed by the Company with the Securities and Exchange Commission relating to the initial public offering by the Company of shares of common stock, par value $.01, of the Company.

Dated: May 27, 1999            By:  /s/ Bruce D. Grant
                               -----------------------------------------
                               Name: [print] Bruce D. Grant
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